================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 23, 1996

                                ---------------

                        NATIONAL SURGERY CENTERS, INC.
            (Exact name of registrant as specified in its charter)


       DELAWARE                        0-27162             36-3549627
(State or other jurisdiction of    (Commission File       (IRS Employer
incorporation or organization)         Number)          Identification No.)


                       35 EAST WACKER DRIVE, SUITE 2800
                           CHICAGO, ILLINOIS  60601
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (312) 553-4200

                                ---------------

                 Page 1 of 16 -- Exhibit Index appears on Page 16


================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of businesses acquired

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                         PAGE
     ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES                                                                  ----
     Report of Independent Public Accountants...........................................................................   3
     Consolidated Balance Sheets as of December 31, 1994 and 1995 and February 23, 1996.................................   4
     Consolidated Statements of Operations for the years ended December 31, 1993, 1994
        and 1995, and the period ended February 23, 1996................................................................   5
     Consolidated Statements of Stockholders' Deficit for the years ended December 31,
        1993, 1994 and 1995, and the period ended February 23, 1996.....................................................   6
     Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
        and 1995, and the period ended February 23, 1996................................................................   7
     Notes to Consolidated Financial Statements.........................................................................  8-14

        (c)  Exhibits.

                The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To National Surgery Centers, Inc.:

  We have audited the accompanying consolidated balance sheets of ENDOSCOPY CENTER AFFILIATES, INC. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 1994, 1995, and February 23, 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1993, 1994 and 1995 and the period ended February 23, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Endoscopy Center Affiliates, Inc. and subsidiaries as of December 31, 1994, 1995, and February 23, 1996, the results of their operations and their cash flows for the years ended December 31, 1993, 1994 and 1995, and the period ended February 23, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
May 3, 1996

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               DECEMBER 31, 1994 AND 1995, AND FEBRUARY 23, 1996

               ASSETS                      1994          1995          1996
               ------                  ------------  ------------  ------------
Current assets:
  Cash and cash equivalents..........  $  1,258,000  $  1,501,000  $  1,629,000
  Accounts receivable, net of
   allowance for doubtful accounts of
   $66,000 in 1994, $156,000 in 1995
   and $95,000 in 1996...............       583,000     1,249,000     1,260,000
  Prepaid expenses and other assets..        83,000       143,000       179,000
  Notes receivable...................       980,000       499,000       248,000
                                       ------------  ------------  ------------
    Total current assets.............     2,904,000     3,392,000     3,316,000
                                       ------------  ------------  ------------
Investment in partnerships...........     1,008,000       382,000       166,000
                                       ------------  ------------  ------------
Equipment, net.......................     4,135,000     5,384,000     5,914,000
                                       ------------  ------------  ------------
Other Assets:
  Organizational costs, net..........       256,000       337,000       195,000
  Start-up costs, net................       481,000       587,000       502,000
  Other assets.......................       140,000       123,000        55,000
                                       ------------  ------------  ------------
    Total other assets...............       877,000     1,047,000       752,000
                                       ------------  ------------  ------------
                                       $  8,924,000  $ 10,205,000  $ 10,148,000
                                       ============  ============  ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
- -------------------------------------
Current liabilities:
  Accounts payable...................  $  1,156,000  $    217,000  $    377,000
  Accrued liabilities................       297,000       402,000       752,000
  Interest payable...................       703,000     2,434,000     2,800,000
  Salaries payable...................       711,000       868,000       868,000
  Current notes payable..............     4,779,000     5,700,000     5,700,000
  Current loans payable..............       203,000     1,120,000     1,005,000
  Current lease payable..............           --        144,000       261,000
                                       ------------  ------------  ------------
    Total current liabilities........     7,849,000    10,885,000    11,763,000
                                       ------------  ------------  ------------
Long-term debt net of current
 maturities:
  Long-term notes payable............        17,000        17,000        17,000
  Long-term loans payable............     1,515,000     2,657,000     2,657,000
  Long-term lease payable............           --      1,672,000     2,499,000
                                       ------------  ------------  ------------
    Total long-term debt.............     1,532,000     4,346,000     5,173,000
                                       ------------  ------------  ------------
Minority interest....................       661,000       591,000       670,000
                                       ------------  ------------  ------------
Subordinated convertible debenture...    10,000,000    10,000,000    10,000,000
                                       ------------  ------------  ------------
Commitments and contingencies
Stockholders' deficit:
  Common stock $.01 par value,
   10,000,000 shares authorized;
   500,000 shares issued and
   outstanding.......................         5,000         5,000         5,000
  Accumulated deficit................   (11,123,000)  (15,622,000)  (17,463,000)
                                       ------------  ------------  ------------
    Total stockholders' deficit......   (11,118,000)  (15,617,000)  (17,458,000)
                                       ------------  ------------  ------------
                                       $  8,924,000  $ 10,205,000  $ 10,148,000
                                       ============  ============  ============

  The Notes to Consolidated Financial Statements are an integral part of these statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                     AND THE PERIOD ENDED FEBRUARY 23, 1996

                                1993         1994         1995         1996
                             -----------  -----------  -----------  -----------
Operating revenues:
  Net patient service
   revenues................  $   604,000  $   897,000  $ 4,841,000  $   894,000
  Other operating revenues.      333,000      470,000      651,000       25,000
                             -----------  -----------  -----------  -----------
    Total operating
     revenues..............      937,000    1,367,000    5,492,000      919,000
                             -----------  -----------  -----------  -----------
Operating expenses:
  Salaries, wages and
   benefits................      211,000      291,000    1,541,000      282,000
  Supplies and other.......      325,000      376,000    1,637,000      335,000
  Depreciation and
   amortization............      126,000      380,000    1,359,000      459,000
  Provision for bad debts..       82,000       36,000       52,000       13,000
  Selling, general, and
   administrative expenses.    3,664,000    3,980,000    3,250,000    1,149,000
  Loss on closure of
   centers.................          --       474,000      104,000      112,000
  Writedown of assets......      554,000          --           --           --
                             -----------  -----------  -----------  -----------
    Total operating
     expenses..............    4,962,000    5,537,000    7,943,000    2,350,000
                             -----------  -----------  -----------  -----------
Operating loss.............   (4,025,000)  (4,170,000)  (2,451,000)  (1,431,000)
Interest expense...........      866,000    1,167,000    2,146,000      439,000
Minority interest in loss
 of subsidiaries...........       (3,000)     (68,000)     (99,000)     (29,000)
                             -----------  -----------  -----------  -----------
Net loss before provision
 for income taxes..........   (4,888,000)  (5,269,000)  (4,498,000)  (1,841,000)
Provision for income taxes.        1,000        1,000        1,000          --
                             -----------  -----------  -----------  -----------
Net loss...................  $(4,889,000) $(5,270,000) $(4,499,000) $(1,841,000)
                             ===========  ===========  ===========  ===========
Loss per common share......  $     (9.78) $    (10.54) $     (9.00) $     (3.68)
                             ===========  ===========  ===========  ===========
Common shares outstanding..      500,000      500,000      500,000      500,000
                             ===========  ===========  ===========  ===========


  The Notes to Consolidated Financial Statements are an integral part of these statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                     AND THE PERIOD ENDED FEBRUARY 23, 1996

                                       COMMON STOCK
                                      -------------- ACCUMULATED
                                      SHARES  AMOUNT   DEFICIT        TOTAL
                                      ------- ------ ------------  ------------
Balance, December 31, 1992........... 500,000 $5,000 $   (964,000) $   (959,000)
    Net loss.........................     --     --    (4,889,000)   (4,889,000)
                                      ------- ------ ------------  ------------
Balance, December 31, 1993........... 500,000  5,000   (5,853,000)   (5,848,000)
    Net loss.........................     --     --    (5,270,000)   (5,270,000)
                                      ------- ------ ------------  ------------
Balance, December 31, 1994........... 500,000  5,000  (11,123,000)  (11,118,000)
    Net loss.........................     --     --    (4,499,000)   (4,499,000)
                                      ------- ------ ------------  ------------
Balance, December 31, 1995........... 500,000  5,000  (15,622,000)  (15,617,000)
    Net loss.........................     --     --    (1,841,000)   (1,841,000)
                                      ------- ------ ------------  ------------
Balance, February 23, 1996........... 500,000 $5,000 $(17,463,000) $(17,458,000)
                                      ======= ====== ============  ============




  The Notes to Consolidated Financial Statements are an integral part of these statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                     AND THE PERIOD ENDED FEBRUARY 23, 1996

                                1993         1994         1995         1996
                             -----------  -----------  -----------  -----------
Cash flows from operating
 activities:
 Net loss..................  $(4,889,000) $(5,270,000) $(4,499,000) $(1,841,000)
                             -----------  -----------  -----------  -----------
 Adjustments to reconcile
  net loss to net cash used
  in operating activities:
 Depreciation and
  amortization.............      126,000      380,000    1,359,000      459,000
 Writedown of assets.......      554,000          --           --           --
 Gain on sale of centers...          --           --      (294,000)         --
 Loss on sale of centers...          --       474,000      104,000      112,000
 Minority interest in loss
  of subsidiaries..........       (3,000)     (68,000)     (99,000)     (29,000)
 Change in assets and
  liabilities:
  Decrease (increase) in:
   Accounts receivable,
    net....................      169,000     (286,000)    (666,000)     (11,000)
   Prepaid expense and
    other..................     (165,000)      84,000      (60,000)     (36,000)
   Deposits................       11,000      (48,000)     (15,000)      10,000
  Increase (decrease) in:
   Accounts payable........      169,000      927,000     (939,000)     160,000
   Accrued liabilities.....      (45,000)      87,000      105,000      350,000
   Interest payable........     (217,000)     703,000    1,731,000      366,000
   Salaries payable........      342,000      368,000      157,000          --
   Minority interest.......      550,000          --           --           --
                             -----------  -----------  -----------  -----------
    Total adjustments......    1,491,000    2,621,000    1,383,000    1,381,000
                             -----------  -----------  -----------  -----------
    Net cash used in
     operating activities..   (3,398,000)  (2,649,000)  (3,116,000)    (460,000)
                             -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
 Notes receivable..........          --      (980,000)         --           --
 Investment in
  partnerships.............          --    (1,008,000)         --           --
 Additions to equipment....     (787,000)  (3,771,000)    (958,000)    (827,000)
 Increase in organization
  costs....................      (33,000)    (223,000)     (98,000)         --
 Increase in start up
  costs....................      (44,000)    (544,000)    (608,000)         --
 Proceeds from sale of
  partnership interests....          --           --       263,000      586,000
 Increase in goodwill......     (231,000)         --           --           --
                             -----------  -----------  -----------  -----------
    Net cash used in
     investing activities..   (1,095,000)  (6,526,000)  (1,401,000)    (241,000)
                             -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Principal payments on
  loans payable............          --           --           --      (115,000)
 Principal payments on
  capital lease
  obligations..............          --           --       (36,000)         --
 Issuance of notes and
  loans....................       83,000    6,431,000    4,652,000          --
 Increase in capital lease
  obligations..............          --        36,000      144,000      944,000
                             -----------  -----------  -----------  -----------
    Net cash provided by
     financing activities..       83,000    6,467,000    4,760,000      829,000
                             -----------  -----------  -----------  -----------
Net increase (decrease) in
 cash and cash equivalents.   (4,410,000)  (2,708,000)     243,000      128,000
Cash and cash equivalents,
 beginning of year.........    8,376,000    3,966,000    1,258,000    1,501,000
                             -----------  -----------  -----------  -----------
Cash and cash equivalents,
 end of period.............  $ 3,966,000  $ 1,258,000  $ 1,501,000  $ 1,629,000
                             ===========  ===========  ===========  ===========
Supplemental disclosure of
 cash flow information:
 Interest paid.............  $ 1,079,000  $   459,000  $   393,000  $    95,000
                             ===========  ===========  ===========  ===========
 Taxes paid................  $     1,000  $     1,000  $     1,000  $       --
                             ===========  ===========  ===========  ===========

  The Notes to Consolidated Financial Statements are an integral part of these statements.

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 23, 1996

1. OPERATIONS AND ORGANIZATION

  These financial statements present the financial position and operations of Endoscopy Center Affiliates, Inc. and subsidiaries (ECA or the Company). ECA, a Delaware corporation, was formed on September 1, 1992 from the merger of Medicenter Development, Inc., a California corporation, Surgicenter Development Corporation, a California corporation and Endoscopy Center Affiliates, Inc., a California corporation. The Company invests in, develops, owns and manages out-patient, ambulatory endoscopy centers (ECs). The centers are typically organized as general partnerships.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 b. Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and the partnerships in which the Company owns a majority interest. All significant intercompany transactions and balances have been eliminated.

 c. Cash and Cash Equivalents

  The Company considers only highly liquid investments with an original maturity of three months or less to be cash equivalents.

 d. Equipment

  Equipment is stated at cost. Property and equipment under capital leases are recorded at the lower of the present value of lease payments or fair market value. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income. The costs of normal maintenance and repairs and minor replacements are charged to expense when incurred. The Company provides for depreciation using the straight line method over the following estimated useful lives:

      Furniture and fixtures................... 3-5 Years
      Machinery and equipment.................. 3-5 Years
      Tenant improvements...................... lesser of lease life or 10 Years

 e. Organization Costs

  The Company is deferring costs of bringing the partnership into legal existence. The organization costs are being amortized over 5-10 years once the centers are operational. Accumulated amortization related to organizational costs as of December 31, 1994, 1995 and February 23, 1996, were $0, $17,000, and $38,000, respectively.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

 f. Start-up Costs

  The Company is deferring certain costs that are directly attributable to the start up operation of its centers. Start-up costs include such costs as development fees, personnel, rent, and other direct costs incurred prior to a center obtaining licenses and state approvals which permit the center to begin performing surgeries. These costs will be amortized over 2 years once the surgery centers are available for use. As of December 31, 1994, 1995 and February 23, 1996, there was $117,000, $619,000, and $718,000, respectively, in accumulated amortization of start-up costs.

 g. Net Patient Service Revenues

  Net revenue consists of charges by the Company's centers at established billing rates for services which generally include all fees for operating room, recovery room, supplies, and medications. Net revenue is net of the provision for contractual adjustments.

 h. Insurance

  Each center has professional liability insurance with a $1,000,000 limit per occurrence and an aggregate limit of $3,000,000.

3. NOTES RECEIVABLE

  During 1994, 1995 and 1996, ECA extended short-term notes to several of the centers. The notes bear interest at the prime rate (8.25 percent at February 23, 1996) plus two percent.

4. EQUIPMENT

  Equipment consisted of the following at December 31, 1994 and 1995 and February 23, 1996:

                                               1994        1995        1996
                                            ----------  ----------  ----------
      Furniture and fixtures............... $  364,000  $  491,000  $  486,000
      Machinery and equipment..............  1,678,000   2,765,000   3,609,000
      Tenant improvements..................  2,471,000   2,949,000   3,146,000
                                            ----------  ----------  ----------
                                             4,513,000   6,205,000   7,241,000
      Less--Accumulated depreciation and
       amortization........................   (378,000)   (821,000) (1,327,000)
                                            ----------  ----------  ----------
                                            $4,135,000  $5,384,000  $5,914,000
                                            ==========  ==========  ==========

  Included in equipment is capitalized leased equipment which aggregated $3,573,000, $5,059,000, and $4,795,000 with accumulated depreciation of $108,000, $740,000, and $781,000 at December 31, 1994, 1995 and February 23,
1996.

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

5. NET PATIENT SERVICE REVENUES

  The difference between charges generated from agreements with third-party payors and the related payment amounts are reflected as contractual discounts as shown below:

                           1993        1994        1995         1996
                         ---------  ----------  -----------  ----------
Gross patient service
 revenues............... $ 817,000  $1,296,000  $ 8,122,000  $1,437,000
Contractual discounts...  (213,000)   (399,000)  (3,281,000)   (543,000)
                         ---------  ----------  -----------  ----------
Net patient service
 revenues............... $ 604,000  $  897,000  $ 4,841,000  $  894,000
                         =========  ==========  ===========  ==========

  A summary of the payment arrangements with third party payors is as follows:

 a. Medicare

  The Company is reimbursed for outpatient services based on a fee schedule. During 1994, 1995 and 1996, approximately 51, 52, and 58 percent, respectively, of gross patient service revenues were derived from services provided to Medicare patients.
 b. Managed Care

  The Company has also entered into other payment arrangements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Company under these agreements are at discounts from established charges.

6. LEASE OBLIGATIONS

  The Company leases certain equipment and facilities under noncancellable operating and capital leases. Certain rental amounts in the operating leases are subject to escalation clauses throughout the next several years. Future minimum lease payments under noncancellable operating and capital leases with a remaining term of one year or more are as follows at February 23, 1996:

                                                          CAPITAL    OPERATING
                                                          LEASES       LEASES
                                                        -----------  ----------
      1996............................................. $   358,000  $  524,000
      1997.............................................     763,000     616,000
      1998.............................................     778,000     500,000
      1999.............................................     778,000     517,000
      2000.............................................     778,000     475,000
      Thereafter.......................................     675,000   1,289,000
                                                        -----------  ----------
          Total lease payments.........................   4,130,000  $3,921,000
                                                                     ==========
      Less--amount representing interest...............  (1,370,000)
                                                        -----------
      Present value of minimum lease payments.......... $ 2,760,000
                                                        ===========

  Rent expense for the years ended December 31, 1993, 1994 and 1995 was approximately $115,000, $244,000 and $613,000, respectively and for the period ended February 23, 1996 rent expense was $112,000.

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

7. SUBORDINATED CONVERTIBLE DEBENTURE

  ECA has a Floating Rate Convertible Subordinated Debenture (the Debenture) due in 1997 in the amount of $10,000,000 issued to Caremark, Inc. (Caremark). The interest rate at February 23, 1996 was 10.75 percent. Pursuant to the terms of the Debenture, it may be converted into 4,500,000 of ECA's common stock at the rate of $2.22 per share. Interest is due quarterly.

  The Company did not comply with certain covenants including quarterly interest payments and audited financial statement reporting requirements for 1994 and 1995. As of February 23, 1996, the Company received a waiver for these conditions of noncompliance.

8. NOTES PAYABLE

  During 1992, ECA obtained $10 million standby promissory notes (the Notes) from Caremark. The interest rate on the Notes is based on a certain bank's prime rate (8.25 at February 23, 1996) plus 2.50 percent. The Notes are subject to ECA meeting certain targeted revenues identified in ECA's business plan. On February 23, 1996 ECA had $5.7 million outstanding under the Notes. On February 23, 1996, Caremark sold its interest in these notes to National Surgery Centers. National Surgery Centers does not intend to call these notes in 1996.

  Also, included in Notes Payable is an unsecured note payable to a physician corporation. The interest rate on this unsecured note is 8 percent. The note is due in March 1997.

9. LOANS PAYABLE

  During 1994 and 1995, several of the Company's centers obtained loans from various sources for funding working capital and the acquisition of fixed assets. The interest rate on these loans ranges from 12 percent to 13.25 percent. The term of the loans is 60 months, with principal and interest payments due monthly. Caremark is the guarantor of $2,163,000 of these loans. The loans are collateralized by the various assets of the individual centers, including fixed assets.

  The Company must comply with certain covenants in certain loan agreements. As of February 23, 1996 and December 31, 1995, the Company had obtained a waiver for conditions of financial statement noncompliance.

10. DEBT MATURITY SCHEDULE

  Long-term debt maturities at February 23, 1996 were as follows:

      1996.......................................................... $ 6,705,000
      1997..........................................................  10,655,000
      1998..........................................................     824,000
      1999..........................................................     922,000
      2000..........................................................     273,000
                                                                     -----------
      Total......................................................... $19,379,000
                                                                     ===========

11. OFF-BALANCE SHEET RISK

  ECA is a 50 percent guarantor for the loan payable of an unconsolidated center. The loan balance was approximately $861,000 at February 23, 1996.

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

12. EMPLOYEE BENEFIT PLAN

  Effective September 1, 1992, ECA adopted a Profit Sharing 401(k) Plan (the
Plan) covering all employees after minimum eligibility requirements have been met. The Plan allows individuals to make pretax contributions and provides for a profit-sharing contribution plus a partial matching by ECA for all eligible employees. ECA's contribution to this plan was approximately $29,000, $34,000, $58,000 and $13,000 during 1993, 1994, 1995 and the short period of 1996, respectively.

13. COMMITMENTS AND CONTINGENCIES

 a. Salaries Payable Contract

  On September 1, 1992 ECA entered into four year employment agreements with four ECA officers. Each of the agreements provides for annual compensation (subject to upward adjustment). As of February 23, 1996 salaries payable to these officers was a total of $100,000.

 b. Litigation

  The Company is from time to time subject to claims arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such proceedings will not have a material adverse effect on the financial position of the Company or result in a substantial impairment of its operations.

 c. Healthcare Reform

  Legislation and regulations at all levels of government have affected and are likely to continue to affect the operations of healthcare providers. Numerous national healthcare reform bills have been introduced in the U.S. Congress. These bills are complex and address such matters as health insurance coverage, benefits, malpractice reform and cost controls or cost containment. At this time, it is not possible to determine the impact of any national healthcare reform legislation that might be enacted.

14. INCOME TAXES

  The provision for income taxes is comprised of the following:

                                                        1993   1994   1995  1996
                                                       ------ ------ ------ ----
      Current......................................... $1,000 $1,000 $1,000 $--
      Deferred........................................    --     --     --   --
                                                       ------ ------ ------ ----
                                                       $1,000 $1,000 $1,000  --
                                                       ------ ------ ------ ----

  The components of the deferred tax assets and liabilities as of December 31, 1994, and 1995 and February 23, 1996, were as follows:

                                            1994         1995         1996
                                         -----------  -----------  -----------
Deferred tax assets:
  Allowance for bad debts............... $    41,000  $   201,000  $   145,000
  Net operating loss carryforwards......   2,795,000    3,485,000    4,058,000
  Depreciation and amortization.........      46,000      160,000      248,000
  Accounts payable, salaries payable and
   accrued liabilities..................     629,000    1,382,000    1,583,000
  Valuation allowance...................  (3,285,000)  (4,954,000)  (5,754,000)
                                         -----------  -----------  -----------
    Total deferred tax assets...........     226,000      274,000      280,000
Deferred tax liabilities:
  Accounts receivable...................     222,000      272,000      279,000
  Prepaid expenses......................       4,000        2,000        1,000
                                         -----------  -----------  -----------
    Total deferred tax liability........     226,000      274,000      280,000
                                         -----------  -----------  -----------
    Net deferred tax asset.............. $       --   $       --   $       --
                                         ===========  ===========  ===========

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

15. FINANCIAL ACCOUNTING STANDARDS NO. 121

  The Financial Accounting Standards Board has promulgated a new standard which is applicable to the Company: Statement No. 121 Accounting for the Impairment of Long-Lived Assets to be Disposed of (SFAS 121). The Company's management adopted this standard as required on January 1, 1996. The adoption of SFAS 121 did not have a material impact on the Company's financial statements.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    Cash and cash equivalents: The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates its fair value.

    Notes receivable: The carrying amount reported in the consolidated balance sheets for notes receivables approximates its fair value.

    Accounts payable and accrued expenses: The carrying amount reported in the consolidated balance sheets for accounts payable and accrued expenses approximates its fair value.

    Subordinated convertible debenture and current notes payable: The fair value was based upon the sale price at February 23, 1996 (see note 7) of these debt instruments.

  Long-term notes payable and loans payable: The fair value was estimated based upon current rates offered for debts of the same remaining maturities, approximates the carrying amount reported in the consolidated balance sheets.

  The carrying amounts and fair values of the Company's financial instruments at December 31, 1995 and February 23, 1996 are as follows:

                                            1995                  1996
                                    --------------------- ---------------------
                                     CARRYING              CARRYING
                                      AMOUNT   FAIR VALUE   AMOUNT   FAIR VALUE
                                    ---------- ---------- ---------- ----------
Cash and cash equivalents.......... $1,501,000 $1,501,000 $1,629,000 $1,629,000
Notes receivable...................    499,000    499,000    248,000    248,000
Accounts payable and accrued
 liabilities.......................    619,000    619,000  1,129,000  1,129,000
Subordinated convertible debenture
 and current notes payable......... 15,700,000  1,750,000 15,700,000  1,750,000
Long-term notes payable, loans
 payable and lease payable.........  5,610,000  5,610,000  6,439,000  6,439,000

17. RELATED PARTY TRANSACTION

  ECA had a loan to an employee with an interest rate of prime (8.25 at February 23, 1996) plus 2 percent. The amounts of the loan at December 31, 1994, 1995 and February 23, 1996, was $26,000, $26,000, and $36,000,
respectively. These amounts were included in notes receivable.

              ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

18. SUBSEQUENT EVENTS

  Subsequent to February 23, 1996, ECA has sold its investment in two centers. The Company received cash of $413,000 and loans payable and capital lease obligations of $1,707,000 were assumed by the purchasers. The Company recorded a loss of $112,000 in the period ended February 23, 1996 in connection with the sale of these centers.

  On February 23, 1996, Caremark sold its interest in the Company's subordinated convertible debenture and certain demand notes, including accrued interest and certain other liabilities to National Surgery Centers, Inc. ("NSC"). On March 31, 1996 NSC exercised its right under the terms of the subordinated convertible debenture to exchange such indebtedness for 4.5 million newly issued shares of the Company's common stock. NSC has since replaced the Company's senior management and intends to provide financial and operational resources necessary to continue surgery center operations.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       NATIONAL SURGERY CENTERS, INC.


                       By: /s/ Bryan S. Fisher
                           --------------------------
                               Bryan S. Fisher
                           Chief Financial Officer

DATE: July 15, 1996

                        NATIONAL SURGERY CENTERS, INC.
                                 EXHIBIT INDEX




                                                          SEQUENTIAL*
NUMBER AND DESCRIPTION OF EXHIBIT                         PAGE NUMBER
            None